Exhibit 10.1

STEWART & STEVENSON LLC
AMENDED AND RESTATED 2007 INCENTIVE COMPENSATION PLAN

STEWART & STEVENSON LLC
AMENDED AND RESTATED 2007 INCENTIVE COMPENSATION PLAN

STEWART & STEVENSON LLC
AMENDED AND RESTATED 2007 INCENTIVE COMPENSATION PLAN

Stewart & Stevenson LLC a Delaware limited liability company (the “Company”), establishes the Stewart & Stevenson LLC Amended and Restated 2007 Incentive Compensation Plan (the “Plan”), effective as of June 15, 2011, subject to the approval of the Common Equity (as defined below) holders.

1.                                       Purpose.  The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of the Company’s business, in order to serve the best interests of the Company and its Common Equity holders.

2.                                       Term.  The Plan will expire on the tenth anniversary of the date on which it is approved by the Common Equity holders of the Company.  No further Awards will be made under the Plan on or after such tenth anniversary.  Awards that are outstanding on the date the Plan terminates will remain in effect according to their terms and the provisions of the Plan.

3.                                       Definitions.  The following terms, when used in the Plan with initial capital letters, will have the following meanings:

(a)                                  Affiliate means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Committee.

(b)                                 Appreciation Right means a right granted pursuant to Section 7.

(c)                                  Award means the award of a Senior Executive Plan Bonus; the grant of Appreciation Rights, Stock Options, Performance Shares, Performance Units or Restricted Stock Units; or the grant or sale of Restricted Shares.

(d)                                 Board means the Board of Directors of the Company.

(e)                                  Change in Control means, except as otherwise provided for in an Evidence of Award, any of the following events that occurs while the Participant is employed by or serves as a director of the Company:

(i)                                     any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any of its Subsidiaries, (B) any employee benefit plan of the Company or any of its Subsidiaries, (C) any Affiliate, (D) a company owned, directly or indirectly, by holders of equity interest in the Company in substantially the same proportions as their ownership of the Company or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding (the “Outstanding Voting Stock”); provided, that an acquisition by the Company or any of its Subsidiaries shall not be a Change in Control only if the Board (as may be modified pursuant to Section 2(e)(iii)) approves of the acquisition; further, provided, that if any Person’s beneficial ownership of the Outstanding Voting Stock exceeds 50% as a result of an acquisition by the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own more than 50% of the Outstanding Voting Securities;

(ii)                                  during any period of two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the members of the Board, together with any new director(s) whose election to the Board or nomination for election to the Board by the Company’s Common Equity holders was approved by a vote of at least two-thirds of the directors then still in office, cease for any reason to constitute a majority of the Board; or

(iii)                               the Company merges with or consolidates into any other corporation or entity, other than a merger or consolidation which results in the holders of the voting securities of the Company outstanding immediately prior to such transaction holding immediately after such transaction securities representing more than 50% of the total combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction; or

(iv)                              the shareholders of the Company approve and effect a plan of complete liquidation of the Company; or

(v)                                 the Company sells or otherwise disposes of all or substantially all of the Company’s assets other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets; excluding, however, from any event described in clause (i) above any primary or secondary underwritten public offering of the Company’s equity securities.

(f)                                    Code means the Internal Revenue Code of 1986, as in effect from time to time.

(g)                                 Committee means:

(i)                                     with respect to any matter arising under the Plan that relates to a Participant who is subject to Section 16 of the Exchange Act, the Incentive

Compensation Plan Subcommittee of the Compensation Committee of the Board, which subcommittee at all times will consist of two or more members of the Compensation Committee of the Board, all of whom are intended (A) to meet all applicable independence requirements of the New York Stock Exchange or the principal national securities exchange or principal market on or in which the Common Equity is traded and (B) to qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time, provided, however, that the failure of a member of the Subcommittee to so qualify will not invalidate any Award granted to such Participant under the Plan;

(ii)                                  with respect to any matter arising under the Plan that relates to any other Participant, the Compensation Committee of the Board; and

(iii)                               to the extent the administration of the Plan has been assumed by the Board pursuant to Section 16, the Board.

(h)                                 Common Equity means (a) the Common Units, or (b) if the Company shall convert to a corporation, the common stock, par value $0.01 per share, of the Company or any security into which such Common Equity may be changed by reason of any transaction or event of the type described in Section 13.

(i)                                     Date of Grant means the date specified by the Committee on which an Award will become effective.

(j)                                     Deferral Period means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 9.

(k)                                  Eligible Director means a member of the Board who is not an employee of the Company or any Subsidiary.

(l)                                     Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award.  An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

(m)                               Exchange Act means the Securities Exchange Act of 1934, as amended.

(n)                                 Grant Price means the price per share or unit of Common Equity at which an Appreciation Right is granted.

(o)                                 Incentive Stock Option means a Stock Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(p)                                 Management Objectives means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award.  Management Objectives may be described in terms of company-wide objectives (i.e., the performance of the Company and all of its Subsidiaries) or in terms of objectives that are related to the performance of the individual Participant or of the division, Subsidiary, department, region or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence.  The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.

The Management Objectives applicable to any Award to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to peer company or peer company group performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items unless the Committee specifically includes any such extraordinary or nonrecurring item at the time such Award is granted):

(i)                                     profitability measures;

(ii)                                  revenue or sales measures;

(iii)                               business unit performance;

(iv)                              leverage measures;

(v)                                 stockholder return;

(vi)                              expense management;

(vii)                           asset and liability measures;

(viii)                        individual performance;

(ix)                                supply chain efficiency;

(x)                                   customer satisfaction;

(xi)                                productivity measures;

(xii)                             cash flow measures;

(xiii)                          return measures; and

(xiv)                         product development and/or performance

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable.

(q)                                 Market Value per Share means, at any date, the closing sale price of the Common Equity on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the principal national securities exchange or in the principal market on or in which the Common Equity is traded, or if not so traded, as reasonably determined by the Committee.  The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(r)                                    Option Price means the purchase price per unit or share payable on exercise of a Stock Option.

(s)                                  Participant means a person who is selected by the Committee to receive an Award under the Plan and who at that time is an executive officer or other employee of the Company or any Subsidiary or an Eligible Director.

(t)                                    Performance Share means a bookkeeping entry that records the equivalent of one unit or share of Common Equity awarded pursuant to Section 10.

(u)                                 Performance Period means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured.  The Performance Period for a Senior Executive Plan Bonus will be the fiscal year of the Company, and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

(v)                                 Performance Unit means an award unit equivalent to $1.00 (or such other value as the Committee determines) granted pursuant to Section 10.

(w)                               Qualified Performance-Based Award means any Award of Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(x)                                   Restricted Shares means units or shares of Common Equity granted or sold pursuant to Section 8 as to which neither the ownership restrictions nor the restrictions on transfer have expired.

(y)                                 Restricted Stock Units means an Award pursuant to Section 9 of the right to receive units or shares of Common Equity at the end of a specified Deferral Period.

(z)                                   Retirement means a Participant’s termination of employment or service as a director by reason of the Participant’s normal retirement, in accordance with the Company’s practices, after completing not less than ten years of service with the Company, unless the Committee determines otherwise.

(aa)                            Rule 16b-3 means Rule 16b-3 under Section 16 of the Exchange Act as amended (or any successor rule to the same effect), as in effect from time to time.

(bb)                          Senior Executive Plan Bonus means an Award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 11.

(cc)                            Spread means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Stock Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, in either case multiplied by the number of units or shares of Common Equity in respect of which the Appreciation Right is exercised.

(dd)                          Stock Option means the right to purchase units or shares of Common Equity upon exercise of an option granted pursuant to Section 6.

(ee)                            Subsidiary means (i) any corporation of which at least 50% of the combined voting power of the then outstanding shares of Voting Stock is owned directly or indirectly by the Company, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by the Company and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by the Company.

(ff)                                Voting Stock means the securities entitled to vote generally in the election of directors or persons who serve similar functions.

4.                                       Shares Available Under Plan.

(a)                                  The aggregate number of units or shares of Common Equity that may be (i) subject to an Award of Appreciation Rights or Stock Options or (ii) issued or transferred as Restricted Shares and released from all restrictions or in payment of Performance Shares, Performance Units, Restricted Stock Units or Senior Executive Plan Bonuses will not exceed in the aggregate 2,801,120 units or shares.  Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.  The number of units or shares of Common Equity available under this Section 4 will be subject to adjustment as provided in Section 13 and will be further adjusted to include shares that relate to Awards that expire or are forfeited.  Except as provided in clauses (A), (B) and (C) of the following sentence, units or shares of Common Equity covered by an award granted under this Plan will not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under this Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled.  Notwithstanding anything to the contrary contained herein: (A) if units or shares of Common Equity are tendered or otherwise used in payment of the Option Price of a Stock Option, the total number of shares covered by the Stock Option being exercised will reduce the aggregate plan limit described above; (B) units or shares of Common Equity withheld by the Company to satisfy the tax withholding obligation will reduce the aggregate plan limit described above; and (C) the number of units or shares of Common Equity covered by an Appreciation Right, to the extent that it is exercised and settled in units or shares of Common Equity, and whether or not all units or shares of Common Equity covered by the Appreciation Right are actually issued to the Participant upon exercise of the right, will be considered issued or transferred pursuant to this Plan.  In the event that the Company repurchases shares with Stock Option proceeds, those shares will not be added to the aggregate plan limit described above.  Upon payment in cash of the benefit provided by any award granted under the Plan, any units or shares of Common Equity that were covered by that award will again be available for issue or transfer hereunder.  If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for units or shares of Common Equity based on fair market value, such units or shares of Common Equity will not count against the aggregate plan limit described above.

(b)                                 Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 13 of this Plan, the aggregate number of units or shares of Common Equity actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,801,120 units or shares of Common Equity.

(c)                                  Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 13 of this Plan, the number of shares issued with respect to Restricted Shares, Restricted Stock Units or Performance Shares (after taking into account any forfeitures and cancellations) will not during the life of the Plan in the aggregate exceed 1,400,560 units or shares of Common Equity.

(d)                                 Notwithstanding anything in this Plan to the contrary, up to 10% of the maximum number of units or shares of Common Equity that may be issued or transferred under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 13 of this Plan, may be used for awards granted under Sections 8 through 10 of this Plan that do not comply with the three-year or one-year vesting requirements set forth in such Sections.

5.                                       Individual Limitations on Awards.  Notwithstanding anything in Section 4, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 13 of this Plan:

(a)                                  No Participant will be granted Stock Options or Appreciation Rights, in the aggregate, for more than 560,224 units or shares of Common Equity during any calendar year.

(b)                                 No Participant will be granted Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units or Performance Shares, that, in the aggregate, are for more than 560,224 units or shares of Common Equity during any calendar year.

(c)                                  Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive Qualified Performance-Based

Awards of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

(d)                                 Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive annual incentive compensation under the Senior Executive Plan that is intended to qualify as “qualified performance-based compensation” under Code Section 162(m) that has an aggregate maximum value in excess of $5,000,000.

6.                                       Stock Options.  The Committee may from time to time authorize grants of options to any Participant to purchase units or shares of Common Equity upon such terms and conditions as it may determine in accordance with this Section 6.  Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)                                  Each grant will specify the number of units or shares of Common Equity to which it relates.

(b)                                 Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

(c)                                  Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of units or shares of Common Equity owned by the Participant having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Company to withhold a number of units or shares of Common Equity otherwise issuable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such units or shares of Common Equity.

(d)                                 To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

(e)                                  Successive grants may be made to the same Participant whether or not any Stock Options or other Awards previously granted to such Participant remain unexercised or outstanding.

(f)                                    Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable.

(g)                                 Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.

(h)                                 Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control.

(i)                                     Stock Options granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(j)                                     No Stock Option will be exercisable more than 10 years from the Date of Grant.

(k)                                  The Committee will have the right to substitute Appreciation Rights for outstanding Options granted to one or more Participants; provided the terms and the economic benefit of the substituted Appreciation Rights are at least equivalent to the terms and economic benefit of such Options, as determined by the Committee in its discretion.

(l)                                     Any grant may provide for the effect on the Stock Options or any units or shares of Common Equity issued, or other payment made, with respect to the Stock Options of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(m)                               Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of Retirement, death, disability or otherwise.

7.                                       Appreciation Rights.  The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Section 7.  Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options.  An Appreciation Right will be a right of the Participant to receive from the Company upon exercise an amount that will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.  An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option.  Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)                                  Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of units or shares of Common Equity in respect of which it is made.

(b)                                 Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

(c)                                  Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid (i) in cash, (ii) in units or shares of Common Equity having an aggregate Market Value per Share equal to the Spread (or the designated percentage of the Spread) or (iii) in a combination thereof, as determined by the Committee in its discretion.

(d)                                 Any grant may specify that the amount payable to the Participant on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant.

(e)                                  Successive grants may be made to the same Participant whether or not any Appreciation Rights or other Awards previously granted to such Participant remain unexercised or outstanding.

(f)                                    Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Rights may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Options are also exercisable.

(g)                                 Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.

(h)                                 Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control.

(i)                                     No Appreciation Right not granted in tandem with a Stock Option under this Plan may be exercised more than 10 years from the Date of Grant.

(j)                                     Any grant may provide for the effect on the Appreciation Rights or any units or shares of Common Equity issued, or other payment made, with respect to the Appreciation Rights of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(k)                                  Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of Retirement, death, disability or otherwise.

8.                                       Restricted Shares.  The Committee may also from time to time authorize grants or sales to any Participant of Restricted Shares upon such terms and conditions as it may determine in accordance with this Section 8.  Each grant or sale will constitute an immediate transfer of the ownership of units or shares of Common Equity to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions set forth in, or permissible under, this Section 8.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)                                  Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.

(b)                                 Each grant or sale may limit the Participant’s dividend or voting rights during the period in which the shares of Restricted Shares are subject to any such restrictions; provided, however, that dividends or other distributions on Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(c)                                  Each grant or sale may provide that the Restricted Shares will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service under such section.

(d)                                 Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares; provided, however, restrictions relating to Restricted Shares that vest upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant.

(e)                                  Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control.

(f)                                    Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of the Company or provisions subjecting the Restricted Shares to continuing restrictions in the hands of any transferee).  If the elimination of restrictions is based only on the passage of time instead of the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis, as determined by the Committee.

(g)                                 Any grant or sale may provide for the effect on the Restricted Shares or any units or shares of Common Equity issued free of restrictions, or other payment made, with respect to the Restricted Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(h)                                 Each grant or sale will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of Retirement, death, disability or otherwise.

9.                                       Restricted Stock Units.  The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock Units upon such terms and conditions as it may determine in accordance with this Section 9.  Each grant or sale will constitute the agreement by the Company to issue or transfer units or shares of Common Equity to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)                                  Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.

(b)                                 Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the Deferral Period; provided, however, restrictions relating to Restricted Stock Units that vest upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant.

(c)                                  Each grant or sale will provide that the Restricted Stock Units will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control. If the Deferral Period lapses only by the passage of time instead of the achievement of Management Objectives, each such grant or sale will be subject to a Deferral Period of not less than three years, except that a grant or sale may provide that the Deferral Period will expire ratably during the three-year period, on at least an annual basis, as determined by the Committee.

(d)                                 During the Deferral Period, the Participant will not have any right to transfer any rights under the Restricted Stock Units, will not have any rights of ownership in the Restricted Stock Units and will not have any right to vote the units or shares of Common Equity subject to the Restricted Stock Units, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Equity on a current, deferred or contingent basis; provided, however, that dividends or other distributions on units or shares of Common Equity underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(e)                                  Any grant or sale may provide for the effect on the Restricted Stock Units or any units or shares of Common Equity issued free of restrictions, or other payment made, with respect to the Restricted Stock Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(f)                                    Each grant or sale will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of Retirement, death, disability or otherwise.

10.                                 Performance Shares and Performance Units.  The Committee may also from time to time authorize grants to any Participant of Performance Shares and Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Section 10.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)                                  Each grant will specify the number of Performance Shares or Performance Units to which it relates.

(b)                                 The Performance Period with respect to each Performance Share and Performance Unit will be determined by the Committee at the time of grant; provided, that such Performance Period shall not be less than one year.

(c)                                  Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Performance Shares or Performance Units.

(d)                                 Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have become payable, which payment may be made in (i) cash, (ii) units or shares of Common Equity having an aggregate Market Value per Share equal to the aggregate value of the Performance Shares or Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(e)                                  Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant.  Any grant of Performance Units may specify that the amount payable, or the number of units or shares of Common Equity issued, with respect to the Performance Units may not exceed maximums specified by the Committee on the Date of Grant.

(f)                                    On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents on Performance Shares in cash or Common Equity, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)                                 Any grant may provide for the effect on the Performance Shares or Performance Units or any units or shares of Common Equity issued, or other payment made, with respect to the Performance Shares or Performance Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(h)                                 Each grant will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the payment of the Performance Shares or Performance Units in the event of a Change in Control and provisions relating to the Participant’s termination of employment or other termination of service by reason of Retirement, death, disability or otherwise; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.  In such event, the Evidence of Award will specify the time and terms of delivery.

11.                                 Senior Executive Plan Bonuses.  The Committee may from time to time authorize the payment of annual incentive compensation to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision), which incentive compensation will become payable upon achievement of specified Management Objectives.  Subject to Section 5(d), Senior Executive Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)                                  No later than 90 days after the first day of the Company’s fiscal year, the Committee will specify the Management Objectives that, if achieved, will result in the payment of a Senior Executive Plan Bonus for such year.

(b)                                 Following the close of the Company’s fiscal year, the Committee will certify in writing whether the specified Management Objectives have been achieved.  Approved minutes of a meeting of the Committee at which such certification is made will be treated as written certification for this purpose.  The Committee will also specify the time and manner of payment of a Senior Executive Plan Bonus that becomes payable, which payment may be made in (i) cash, (ii) units or shares of Common Equity having an aggregate Market Value per Share equal to the aggregate value of the Senior Executive Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(c)                                  If a Change in Control occurs during a Performance Period, the Senior Executive Plan Bonus payable to each Participant for the Performance Period will be determined at the highest level of achievement of the Management Objectives, without regard to actual performance and without proration for less than a full Performance Period.  The Senior Executive Plan Bonus will be paid at such time following the Change in Control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event that results in a Change in Control.

(d)                                 Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of Retirement, death, disability or otherwise.

12.                                 Transferability.

(a)                                  Except as may be specifically provided therein, no Award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or, with the consent of the Committee, by gifts to family members of the Participant, including to trusts in which family members of the Participant own more than 50% of the beneficial interests, to foundations in which family members of the Participant or the Participant controls the management of assets and to other entities in which more than 50% of the voting interests are owned by family members of the Participant or the Participant.  In no event may any Award granted under the Plan be transferred for value.  No Stock Option or Appreciation Right granted to a Participant will be exercisable during the Participant’s lifetime by any person other than the Participant or the Participant’s guardian or legal representative or any permitted transferee.

(b)                                 The Committee may specify at the Date of Grant that part or all of the units or shares of Common Equity that are (i) to be issued or transferred by the Company upon the exercise of Stock Options or Appreciation Rights, upon the termination of the Deferral Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 8 of this Plan, will be subject to further restrictions on transfer.

13.                                 Adjustments.

(a)                                  The Committee will make or provide for such adjustments in (i) the maximum number of units or shares of Common Equity specified in Sections 4 and 5, (ii) the number of units or shares of Common Equity covered by outstanding Stock Options, Appreciation Rights, Performance Shares, Restricted Shares and Restricted Stock Units granted under the Plan, (iii) the Option Price or Grant Price applicable to any Stock Options and Appreciation Rights, and (iv) the kind of shares covered by any such Awards (including shares of another issuer), as the Committee in its discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization, increase in Common Equity or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing.  In the event of any such transaction or event or a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code.  In addition, for each Stock Option or Appreciation Right with an Option Price or Grant Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Stock Option or Appreciation Right without any payment to the person holding such Stock Option or Appreciation Right.

(b)                                 The Committee may accelerate the payment of, or vesting with respect to, any Award under the Plan upon the occurrence of a transaction or event described in this Section 13; provided, however, that in the case of any Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Committee will not accelerate the payment of the Award unless it determines in good faith that such transaction or event satisfies the requirements of a Change in Control event under guidance issued by the Secretary of the Treasury under Section 409A; further, provided, that any such adjustment to the number specified in Section 4(b) will be made only if and to the extent that such adjustment would not cause any Stock Option intended to qualify as an Incentive Stock Option to fail to so qualify.

14.                                 Fractional Shares.  The Company will not be required to issue any fractional unit or share of Common Equity pursuant to the Plan.  The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

15.                                 Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld.  In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Company satisfied with units or shares of Common Equity that would otherwise be transferred to the Participant or such other person in payment of the Participant’s Award.  However, units or shares of Common Equity will not be withheld in excess of the minimum number of shares required to satisfy the Company’s withholding obligation.

16.                                 Administration of the Plan.

(a)                                  Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee.  A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b)                                 The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award.  The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive.  No member of the Committee will be liable for any such action or determination made in good faith.

(c)                                  It is the Company’s intention that any Award granted under the Plan that constitutes a deferral of compensation within the meaning of Section 409A of the Code and the guidance issued by the Secretary of the Treasury under Section 409A satisfy the requirements of Section 409A.  In granting such an Award, the Committee will use its best efforts to exercise its authority under the Plan with respect to the terms of such Award in a manner that the Committee determines in good faith will cause the Award to comply with Section 409A and thereby avoid the imposition of penalty taxes and interest upon the Participant receiving the Award.

(d)                                 If the administration of the Plan is assumed by the Board pursuant to Section 16(a), the Board will have the same authority, power, duties, responsibilities and discretion given to the Committee under the terms of the Plan.

17.                                 Amendments and Other Matters.

(a)                                  The Plan may be amended from time to time by the Committee or the Board; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of units or shares of Common Equity that may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Common Equity holders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the units or shares of Common Equity are not traded on the New York Stock Exchange, the principal national securities exchange upon which the units or shares of Common Equity are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b)                                 Except in connection with a corporate transaction or event described in Section 13 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Stock Options or the Grant Price of outstanding Appreciation Rights, or cancel outstanding Stock Options or Appreciation Rights in exchange for cash, other Awards or Stock Options or Appreciation Rights with an Option Price or Grant Price, as applicable, that is less than the Option Price of the original Stock Options or Grant Price of the original Appreciation Rights, as applicable, without stockholder approval.  This Section 17(b) is intended to prohibit the repricing of “underwater” Stock Options and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 13 of this Plan.

(c)                                  If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, in the case of termination of employment by reason of death, disability or Retirement, or in the event of a Change in Control, to the extent a Participant holds a Stock Option or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds units or shares of Common Equity subject to any transfer restriction imposed pursuant to Section 12(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Stock Option or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

Subject to Section 17(b) hereof, the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.  In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award.  Subject to Section 13 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

(d)                                 The Plan may be terminated at any time by action of the Board.  The termination of the Plan will not adversely affect the terms of any outstanding Award.

(e)                                  If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.  If the Committee determines with the advice of legal counsel, that compliance with any provision of the Plan is not required in order for the payment of any Award (i) intended to qualify as performance based compensation with the meaning of Section 162(m) of the Code to so qualify, or (ii) to be otherwise deductible for federal income tax purposes, then the Committee may in its discretion not comply with such Plan provision.

18.                                 Governing Law.  The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

19.                                 Compliance with Section 409A of the Code.

(a)                                  To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)                                 Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)                                  If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)                                 Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

20.                                 Miscellaneous Provisions.

(a)                                  This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(b)                                 To the extent that any provision of this Plan would prevent any Stock Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Stock Option.  Such provision, however, will remain in effect for other Stock Options and there will be no further effect on any provision of this Plan.

(c)                                  No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(d)                                 Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(e)                                  No Participant will have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(f)                                    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(g)                                 Except with respect to Stock Options and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of units or shares of Common Equity under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code.  The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(h)                                 If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.